EXHIBIT INDEX

(a)(2)  Articles of Amendment, dated Nov. 14, 2002.

(d)(1) Investment Management Services Agreement between Registrant, on behalf of AXP Discovery Fund and American Express Financial Corporation, dated Dec. 1, 2002.

(p)(3) Code of Ethics adopted under Rule 17j-1 by AXP Discovery Fund and Pilgrim Baxter Value Investors, Inc.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.